UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2008

Longs Drug Stores Corporation

(Exact name of registrant as specified in its charter)

Maryland	1-8978	68-0048627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 North Civic Drive

Walnut Creet, California 94596

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 937-1170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change in Control of the Registrant

On August 12, 2008, Longs Drug Stores Corporation, a Maryland corporation (the “Company”), CVS Caremark Corporation, a Delaware corporation (“CVS”), and Blue MergerSub Corp., an indirect wholly owned subsidiary of CVS (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer to purchase all outstanding shares of common stock, par value $0.50 per share (“Shares”), of the Company for $71.50 per Share, net to the seller in cash, without interest (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 18, 2008 and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”).

The initial offering period of the Offer expired at 6:00 p.m., New York City time, on Friday, October 17, 2008. A total of approximately 27,749,072 Shares (including 3,144,720 Shares tendered by notice of guaranteed delivery) were validly tendered and not withdrawn as of the expiration date of the initial offering period of the Offer, representing approximately 76.51% of the outstanding Shares. Purchaser has accepted all Shares that were validly tendered and not withdrawn prior to expiration of the Offer for payment pursuant to the terms of the Offer.

Based on the Offer Price and the number of outstanding Shares tendered and accepted for purchase, the value of the Shares purchased by Purchaser as of October 20, 2008 in connection with the Offer is approximately $1.984 billion. The amount of consideration and source of funds used by Purchaser to acquire the Company’s outstanding Shares in the initial offering period of the Offer is described in Item 10 of Purchaser’s Schedule TO and related Offer to Purchase, which description is incorporated herein by reference.

CVS and Purchaser announced a subsequent offering period commencing on Monday, October 20, 2008 and expiring on Tuesday, October 28, 2008 at 6:00 p.m., New York City time. During the subsequent offering period, Purchaser will accept for payment and promptly pay for Shares as they are tendered. Shareholders who tender Shares during such period will be paid the Offer Price. Shares tendered during the subsequent offering period may not be withdrawn. Purchaser may extend the subsequent offering period. If the subsequent offering period is extended, Purchaser will notify the depositary for the offer and issue a press release prior to 9:00 a.m. New York City time on the first business day following the date the subsequent offering period was scheduled to expire.

Pursuant to the Merger Agreement, Purchaser will merge with and into Longs (the “Merger”), with Longs surviving the Merger as an indirect wholly owned subsidiary of CVS. At the effective time of the Merger, any remaining outstanding Shares not tendered in the Offer, other than Shares owned by CVS or any direct or indirect wholly owned subsidiary of CVS or Longs, will be acquired for cash at the Offer Price. The Merger is expected to occur by the end of October 2008. On October 20, 2008, CVS Caremark Corporation issued a press release announcing the results of the initial offering period and the commencement of the subsequent offering period. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release issued by CVS dated October 20, 2008 (incorporated herein by reference to Exhibit 99.1 to Form 8-K filed with the SEC by CVS on October 20, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2008

LONGS DRUG STORES CORPORATION

By:	/S/ WILLIAM J. RAINEY
William J. Rainey Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by CVS dated October 20, 2008 (incorporated herein by reference to Exhibit 99.1 to Form 8-K filed with the SEC by CVS on October 20, 2008).